Exhibit 5.1

August 20, 2013

PetroLogistics LP

600 Travis Street, Suite 3250

Houston, Texas 77002

Re: PetroLogistics LP — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PetroLogistics LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof, being referred to herein as the “Registration Statement”) filed by the Partnership, PetroLogistics Finance Corp., a Delaware corporation (“Finance Corp,” and together with the Partnership, each an “Issuer”), and PL Propylene LLC, a Delaware limited liability company (the “Guarantor” and, together with the Issuers, the “Filing Parties”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the offering of up to $500,000,000:

(1) by the Partnership, of common units representing limited partner interests in the Partnership (the “Common Units”);

(2) by the Partnership, of other classes of units representing limited partner interests in the Partnership (the “Other Units”);

(3) by the Issuer or Issuers, of debt securities of such Issuer or Issuers, which may either be senior or subordinated and may be issued in one or more series, consisting of debentures, notes, bonds or other evidences of indebtedness (the “Debt Securities”); and

(4) by the Guarantor, of guarantees of the Debt Securities (the “Guarantees”)

and to the offering for resale of up to 85,667,961 common units representing limited partner interests in the Partnership, for the account of the selling unitholders identified in the Registration Statement (the “Secondary Units”).

We refer to the Common Units, the other classes of units that may be offered pursuant to the Registration Statement, the Debt Securities and the Guarantees collectively as the “Primary Securities.”  We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”).

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

In rendering the opinions set forth below, we have examined the Registration Statement, the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement and the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction of (i) the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of May 3, 2012, (ii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (iii) the First Amended and Restated Limited Liability Company Agreement of PetroLogistics GP LLC, the general partner of the Partnership (the “General Partner”), dated as of May 3, 2012, (iv) the Second Amended and Restated Limited Liability Company Agreement of the Guarantor dated effective as of May 1, 2012, (v) the Certificate of Formation of the Guarantor filed with the Secretary of State of Delaware pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (vi) the Bylaws of Finance Corp adopted March 15, 2013, (vii) the Certificate of Incorporation of Finance Corp filed with the Secretary of State of Delaware pursuant to the General Corporation Law of the State of Delaware (the “General Corporation Law”), and (viii) such other certificates, statutes and other instruments as we have deemed necessary or appropriate for purposes of this letter. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Filing Parties and the General Partner and such agreements, certificates of public officials, certificates of officers or other representatives of the Filing Parties, the General Partner and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (v) all Primary Securities and the Secondary Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Primary Securities offered thereby; (vii) the Indentures, together with any supplemental indentures relating to a series of Debt Securities to be issued under either of the Indentures, will be duly authorized, validly executed and delivered by the parties thereto, and duly qualified under the Trust Indenture Act of 1939, as amended; (viii) the Filing Parties, at the time of issuance and sale of any Primary Securities, will be validly existing and in good standing under the laws of their respective jurisdictions; (ix) at the time of issuance and sale of any Primary Securities, the Filing Parties will have the necessary organizational power and authority to issue such Primary Securities; (x) a definitive purchase, underwriting or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (xi) any securities issuable upon conversion, exchange or exercise of any Primary Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

1.  With respect to the Common Units, when (i) the Partnership and the General Partner have taken all necessary action to approve the issuance of the Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, then such Common Units will be validly issued.

2.  With respect to the Other Units, when (i) the Partnership and the General Partner have taken all necessary action to approve the issuance of the Other Units, the terms of the offering and related matters and (ii) the Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, then such Other Units will be validly issued.

3. With respect to the Debt Securities and, if applicable, the Guarantees, when (i) the Issuer or Issuers and the Guarantor, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (ii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of such Issuer or Issuers issuing such Debt Securities and the Guarantor issuing such Guarantees, as applicable, enforceable against such Issuer or Issuers and the Guarantor, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

4. With respect to the Secondary Units, such Secondary Units have been duly authorized and validly issued.

5. Under the Delaware Act, the purchasers of Common Units and Other Units (collectively, the “Units”) will have no obligation to make payments for their purchase of such Units (other than the initial purchase price) or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership.

Our opinion is qualified in the following respects:

(1) we express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(2) the opinions expressed herein are limited in all respects to the laws of the State of New York, the Delaware LP Act, the General Corporation Law, the Delaware LLC Act and the federal laws of the United

States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign;

(3) we express no opinion with respect to the validity or enforceability of provisions that limit the obligation of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws; and

(4) we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent we do not admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.